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                                                                     Exhibit 4.3

                               SECOND AMENDMENT
                               ----------------

     THIS SECOND AMENDMENT (this "Second Amendment") dated as of January 15,
                                  ----------------
1999 is to the Credit Agreement (as previously amended, the "Credit Agreement")
                                                             ----------------
dated as of January 23, 1998 among HUSSMANN INTERNATIONAL, INC. (the "Company"),
                                                                      -------
various financial institutions (the "Lenders") and Bank of America National
                                     -------
Trust and Savings Association, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the
---------------------
Credit Agreement are used herein as defined therein.

     WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement as more fully set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1  Amendment.  Effective on (and subject to the occurrence of) the
                ---------
Amendment Effective Date (as defined below), the first parenthetical in Section
8.5 of the Credit Agreement is amended in its entirety to read "(excluding Indebtedness of any Subsidiary to the Parent or any other Subsidiary)".

     SECTION 2  Representations and Warranties.  The Company represents and
                ------------------------------
warrants to the Bank that, after giving effect hereto, (a) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as of the date of the execution and delivery of this Second Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (b) no Event of Default or Unmatured Event of Default exists.

     SECTION 3  Effectiveness.  The amendment set forth in Section 1 above shall
                -------------                              ---------
become effective on the date (the "Amendment Effective Date") when the
                                   ------------------------
Administrative Agent shall have received counterparts of this Second Amendment executed by the Company and the Required Lenders.

     SECTION 4  Miscellaneous.
                -------------

     4.1  Continuing Effectiveness, etc.  As herein amended, the Credit
          ------------------------------
Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

     4.2  Counterparts.  This Second Amendment may be executed in any number of
          ------------
counterparts and by the different parties on separate counterparts, and each such counterpart shall
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be deemed to be an original but all such counterparts shall together constitute one and the same Second Amendment.

     4.3  Governing Law.  This Second Amendment shall be a contract made under
          -------------
and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

     4.4  Successors and Assigns.  This Second Amendment shall be binding upon
          ----------------------
the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and the successors and assigns of the Administrative Agent and the Lenders.

     Delivered at Chicago, Illinois, as of the day and year first above written.

HUSSMANN INTERNATIONAL, INC.                     CREDIT SUISSE FIRST BOSTON,
                                                 as a Co-Agent and as a Lender
By: /s/ Charles R. Snavely
   -----------------------------
   Charles R. Snavely                            By: /s/ Bill O'Daly
   Vice President and Treasurer                     ----------------------
                                                    Bill O'Daly
                                                    Vice President

BANK OF AMERICA NATIONAL                         By: /s/ Robert Hetu
TRUST AND SAVINGS ASSOCIATION,                      ----------------------
as Administrative Agent, as Swing Line              Robert Hetu
Lender, as an Issuing Lender and as a Lender        Vice President

By:/s/ William F. Sweeney                        THE FIRST NATIONAL BANK OF
   ---------------------------                   CHICAGO, as a Co-Agent and as a
   William F. Sweeney                            Lender
   Vice President
                                                 By: /s/ Deborah E. Stevens
BANQUE NATIONALE DE PARIS, as a                     -----------------------
Lender                                              Deborah E. Stevens
                                                    Authorized Agent
By: /s/ Arnaud Collin du Bocage
   ----------------------------                  MARINE MIDLAND BANK, as a
   Arnaud Collin du Bocage                       Lender
   Executive Vice President and
      General Manager                            By: /s/ Christopher M. Samms
                                                    -------------------------
                                                    Christopher M. Samms. #9426
THE BANK OF NEW YORK, as a Lender                   Vice President
By: /s/ David Shedd
   ------------------------------
   David Shedd                                   MELLON BANK, N.A., as a Lender
   Vice President
                                                 By: /s/ Martin J. Randal
                                                     ------------------------
                                                    Martin J. Randal
                                                    Assistant Vice President

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THE BANK OF TOKYO-MITSUBISHI,                    WESTDEUTSCHE LANDESBANK
LTD., CHICAGO BRANCH, as a Lender                GIROZENTRALE, NEW YORK
                                                 BRANCH, as a Lender
By:/s/ Hajime Watanabe
   -----------------------                        By: /s/ Lisa Walker
   Hajime Watanabe                                   --------------------------
   Deputy General Manager                            Lisa Walker
                                                     Vice President
MERCANTILE BANK NATIONAL                          By: /s/ Elisabeth R. Wilds
ASSOCIATION, as a Lender                             --------------------------
                                                     Elisabeth R. Wilds
By: /s/ Timothy W. Hasser                            Associate
   ------------------------
   Timothy W. Hassler
   Vice President                                 WACHOVIA BANK, N.A., as a
                                                  Lender

CREDIT AGRICOLE INDOSUEZ, as                      By:/s/ Walter S. Gilliken
a Lender                                             --------------------------
                                                     Walter S. Gilliken
By: /s/ David Bouhl                                  Senior Vice President
   -----------------------
   David Bouhl
   First Vice President
   Head of Corporate Banking
   Chicago

By: /s/ Katherine L. Abbott
    -----------------------
   Katherine L. Abbott
   First Vice President


NATIONSBANK, N.A., as a Co-
Agent and as a Lender

By: /s/ William F. Sweeney
   ------------------------
   William F. Sweeney
   Vice President


THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Lisa M. Taylor
   ------------------------
   Lisa M. Taylor
   Second Vice President

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